CUSIP NO. 03739T108

EXHIBIT I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of A123 Systems, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 14th day of February, 2013.

NBVM GP, LLC

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE MANAGEMENT V, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE MANAGEMENT IV, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson

Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE PARTNERS IV-A, L.P.

By:	North Bridge Venture Management IV, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson

Name:	Edward T. Anderson
Title:	Manager

CUSIP NO. 03739T108

NORTH BRIDGE VENTURE PARTNERS IV-B, L.P.

By:	North Bridge Venture Management IV, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson

Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE PARTNERS V-A, L.P.

By:	North Bridge Venture Management V, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE PARTNERS V-B, L.P.

By:	North Bridge Venture Management V, L.P.

By:	NBVM GP, LLC

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

/s/ Edward T. Anderson
EDWARD T. ANDERSON

/s/ Richard A. D’Amore
RICHARD A. D’AMORE